                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                            PROCRISA SERVICIOS, S.L.

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.- Procrisa Servicios, S.L., hereinafter referred to as: "the Company"- is a closed company with limited liability, organised under the laws of Spain, having its  registered  office at Calle Santa Susana 3,  Oviedo,  Spain and having its offices at Pico Gallo Wind Farm,  Tineo,  Asturias,  Spain,  and
     being registered in the Mercantile Register of Asturias on Page AS-26.293.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the  incorporation  at civil law notary,  officiating in Oviedo on 21
     December 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the  prospecting,  promotion,  management,  exploitation,
     operation,   maintenance  and  representation  of  all  types  of  business transactions relating to plant dedicated to the generating and marketing of electricity.  These  activities  can be carried out directly or indirectly, totally  or  partially,  through  participation  in  other  companies  with analogous or identical object.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1. Maria del Carmen  Garcia  Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la  Castellana,  23, 2(0),  Madrid and Spanish ID
          number 10.874.842-M;
          3. Sergio Robles Fernandez,  adult of age,  Spanish,  with domicile in
          Calle Santa Susana 3, Oviedo and Spanish I.D number 10.891.261-W.

Signed in Madrid on 19 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133